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                                                                   Exhibit 10.40

                     AMENDMENT NO. 4 TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

     This Amendment No. 4 to Amended and Restated Credit Agreement ("Amendment") dated as of June ____, 2005 by and among the lenders signatories hereto ("Banks"), Comerica Bank as agent for the Banks (in such capacity, "Agent"), and North Pointe Holdings Corporation, a Michigan corporation ("Company").

                                    RECITALS

     A. Company and Banks entered into that certain Amended and Restated Credit Agreement dated as of January 26, 2004, as amended by three amendments ("Agreement").

     B. The parties desire to amend the Agreement.

     NOW, THEREFORE, the parties agree that the Agreement and the Term Notes are amended as follows:

     1. The following definitions in Section 1 of the Agreement are amended to read in their entireties as follows:

          "`Revolving Credit Maturity Date' shall mean the earlier to occur of
     (i) July 1, 2006, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.13 or Section 8.2 hereof."

          "`Term Loan' shall mean the term loans extended by the Term Loan Banks to Company in the aggregate principal amount of Seventeen Million Dollars ($17,000,000) pursuant to Section 3 of this Agreement."

     2. Sections 3.1, 3.2, 3.3 and 3.9 of the Agreement are amended to read in their entireties as follows:

          "3.1 Term Loan. Subject to the terms and conditions of this Agreement, each Term Loan Bank, severally and for itself alone, agrees to loan to Company on June ___, 2005, an amount equal to its Term Loan Percentage of the Term Loan. At the time of the borrowing under this Section, Company agrees to execute a separate Term Note for each Term Loan Bank with appropriate insertions (acceptable to the Term Loan Banks in form and substance) as evidence of the Indebtedness under this Section 5.1.

          3.2 Repayment. The Indebtedness represented by the Term Notes shall be repaid in equal quarterly principal installments each in the amount of
     Eight Hundred Fifty Thousand Dollars ($850,000), plus accrued interest as provided in Section 3.4. Such payments shall commence on August 15, 2005, and shall continue on the fifteenth day of each November, February, May and August thereafter, until the Term Loan Maturity Date, when the entire unpaid principal
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     balance of such Indebtedness and accrued interest thereon, shall be due and payable in full.

          3.3 Disbursement of Term Loan. Subject to the satisfaction of the conditions of the making of the Term Loan, each Term Loan Bank shall, not later than 2:00 p.m. (Detroit time) on June ___, 2005, make available the amount of its Percentage of the Term Loan in immediately available funds to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan 48226. Agent shall make available to Company not later than 4:00 p.m. (Detroit time) on such date the aggregate of the amounts so received by it in like funds by credit to an account of Company maintained with Agent or to such other account or third party as Company may direct. Unless Agent shall have been notified by any Term Loan Bank that such Term Loan Bank does not intend to make available to Agent such Term Loan Bank's pro rata share of the Term Loan, Agent may assume that such Term Loan Bank has made such amount available to Agent on such date and may, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Term Loan Bank, Agent shall be entitled to recover such amount on demand from such Term Loan Bank. If such Term Loan Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Term Loan Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to the Applicable Interest Rate then applicable to the Term Loan. The obligation of any Term Loan Bank to fund its Percentage of the Term Loan shall not be affected by the failure of any other Term Loan Bank to fund its Percentage of the Term Loan and no Term Loan Bank shall have any liability to the Company, the Agent, or any other Term Loan Bank for another Term Loan Bank's failure to fund its Percentage of the Term Loan hereunder.

          3.9 Use of Term Loan Proceeds. The proceeds of the Term Notes shall be used to repay (by renewal) existing term indebtedness of Company to the Banks under this Agreement and to make, through Financial, an investment in Home Pointe Insurance Company, a Florida corporation, in an amount not exceeding Seven Million Five Hundred Thousand Dollars ($7,500,000)."

     3. Section 7.6 of the Agreement is amended to change the period at the end of subsection (k) to read "; and" and to add the following subsection (l):

          "(l) $7,500,000 cash equity investment in Home Pointe Insurance Company."

     4. Section 7.16 of the Agreement is amended to read in its entirety as follows:

          "7.16 Reinsurance Contracts. Enter into any reinsurance contract with any Person for an amount that exceeds 10% of the aggregate dollar value of such
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     reinsurance contract unless such Person (i) has a rating of at least A- as determined by Best, or (ii) is secured through the Michigan Catastrophic Claims Association; provided that this provision shall not apply to any reinsurance contract with Sore Re until December 31, 2005."

     5. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of the Company's Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Company set forth in Sections 5.1 through 5.6 and 5.8 through 5.21 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Company set forth in Section 5.7 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

     6. This Amendment shall be effective upon (a) execution hereof by Company, Agent and the Banks, (b) execution by the Guarantors of a reaffirmation of Guaranty in the form attached hereto as Exhibit A, (c) execution by James G. Petcoff and B. Matthew Petcoff of replacement Guaranties in form acceptable to Agent, (d) execution and delivery by Company to Agent of replacement Revolving Credit Notes and Term Notes in form acceptable to the Agent, and (e) payment by Company to the Agent for distribution to the Banks of the amendment fees specified in the separate fee letter from the Agent to the Company.

     7. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     8. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.
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     WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, AS AGENT                 NORTH POINTE HOLDINGS
                                        CORPORATION


By:                                     By: /s/ James G. Petcoff
    ---------------------------------       ------------------------------------
         Michael P. Stapleton           Its: President
                                             -----------------------------------
Its: First Vice President


BANKS:                                  COMERICA BANK


                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------


                                        FIFTH THIRD BANK


                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------


                                        JPMORGAN CHASE BANK N.A.,
                                        SUCCESSOR BY MERGER TO BANK
                                        ONE N.A.


                                        By: /s/ Richard C. Ellis
                                            ------------------------------------

                                        Its: SVP
                                             -----------------------------------
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                                    EXHIBIT A

     The undersigned previously executed and delivered to Comerica Bank, as Agent, a Guaranty dated January 26, 2004 ("Guaranty") with respect to the obligations and liabilities of North Pointe Holdings Corporation ("Borrower") to Comerica Bank, Fifth Third Bank and Bank One N.A. The undersigned acknowledge the foregoing amendment to the Amended and Restated Credit Agreement dated January 26, 2004 between Borrower, Comerica Bank as Agent and the lenders party to the Credit Agreement. The undersigned acknowledge and agree that the Guaranty remains in full force and effect in accordance with its terms and that the undersigned have no defense or setoff to their respective obligations under the Guaranty.

Dated: June ___, 2005                   NORTH POINTE FINANCIAL
                                        SERVICES, INC.


                                        By:   /s/ B. Matthew Petcoff
                                            ------------------------------------

                                        Its: EVP/COO
                                             -----------------------------------


                                        N.P. PREMIUM FINANCE COMPANY


                                        By:  /s/ B. Matthew Petcoff
                                            ------------------------------------

                                        Its: VP
                                             -----------------------------------


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